UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 10, 2005

CYTORI THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-32501	33-0827593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3020 Callan Road, San Diego, California  92121

(Address of principal executive offices, with zip code)

(858) 458-0900

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

On August 10, 2005, we entered into a Severance Agreement and Mutual Release with Sharon V. Schulzki, who had been our Chief Operating Officer.  In the agreement, the parties terminated their employment relationship and gave releases to each other.  We agreed to pay Ms. Schulzki $155,164 (seven months’ salary) and extend to August 5, 2007 the post-separation exercisability period of her 253,743 vested stock options.  Her unvested stock options terminated in accordance with their terms.

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Sharon V. Schulzki, Chief Operating Officer of Cytori Therapeutics, Inc., ceased employment with the Company on August 10, 2005, and the Company does not intend to refill this position due to the shifting of business focus toward the regenerative cell technology platform.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTORI THERAPEUTICS, INC.

Date: August 10, 2005	By:	/s/ CHRISTOPHER J. CALHOUN
Christopher J. Calhoun
Chief Executive Officer